UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2021

Commission file # 333-219148

Vivic Corp.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

189 E Warm Spring Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2021, Khashing Yachts Industry (Guangdong) Limited Company, our wholly owned subsidiary in Guangzhou, China, entered into a Joint Venture and Cooperation Agreement with Shenzhen Ocean Way Yachts Service Co., Ltd (“Ocean Way”). Under this agreement, we will acquire 60% of the total issued and outstanding shares of Ocean Way and will utilize Ocean Way’s established yacht database, yacht resources and its media resources to expedite our growth. We expect to significantly increase the company's influence in the Chinese yacht industry by this transaction.

Ocean Way was formed in 2013 and is a comprehensive Chinese yacht service provider. It owns multiple platforms including magazine, new media and online yacht mall. It has a proprietary yacht database and has been providing customized and accurate market study reports for yacht event organizers, sellers ad manufacturers since 2019. It has produced a number of publications including “2015 Ocean Way China Yacht Market Study” and “2017 Ocean Way China Yacht Market Study” which were the unique market reports for Chinese yacht market.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vivic Corp.

Date:	March 10, 2021	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President, Chief Executive Officer, Chairman of the Board, Director Principal Executive Officer